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Exhibit 10.22.2

PREPARED BY AND AFTER RECORDING
RETURN TO:

Thomas M. Little, Esq.
Foley & Lardner LLP
P.O. Box 3391
Tampa, Florida 33601

MORTGAGE

SECURITY AGREEMENT AND FIXTURE FILING

Dated as of March 18, 2004

from

GOLF TRUST OF AMERICA, L.P,
a Delaware limited partnership having an office at
14 N. Adger's Wharf
Charleston, SC 29401
Attention: M. Bradley Blair, II and Brendan Magee
(the "Mortgagor")

to

TEXTRON FINANCIAL CORPORATION,
a Delaware corporation, having an office at
11575 Great Oaks Way, Suite 210
Alpharetta, Georgia 30022
Attention: President—Golf Finance
(the "Mortgagee")

LOCATION OF PREMISES
 Richland County, South Carolina

        ADDITIONAL SUM OR SUMS FOR ANY PURPOSE, INCLUDING FUTURE ADVANCES AND READVANCES IN ACCORDANCE WITH SECTION 29-3-50, S.C. CODE ANN. (1976), AS AMENDED, AND FOR SUCH FURTHER SUMS AS MAY BE ADVANCED TO OR FOR THE MORTGAGOR'S ACCOUNT FOR TAXES, INSURANCE PREMIUMS, PUBLIC ASSESSMENTS AND NECESSARY REPAIRS. THE MAXIMUM AMOUNT OF THE INDEBTEDNESS SECURED HEREBY SHALL NOT EXCEED $4,200,000

COLLATERAL IS OR INCLUDES FIXTURES

MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

        THIS MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (as amended, supplemented, restated or otherwise modified from time to time, this "Mortgage") is made and entered into as of the 18th day of March, 2004, by GOLF TRUST OF AMERICA, L.P.., a Delaware limited partnership, having a mailing address of 14 N. Adger's Wharf, Charleston, South Carolina 29401, Attention: W. Bradley Blair, II and Brendan Magee (hereinafter referred to as "Mortgagor"), in favor of TEXTRON FINANCIAL CORPORATION, a Delaware corporation, having a mailing address of 11575 Great Oaks Way, Suite 210, Alpharetta, Atlanta, GA 30022, Attention: President—Golf Finance (hereinafter referred to as the "Mortgagee").

        In order to secure the payment, performance and observance of the indebtedness and other obligations of Mortgagor hereinafter set forth, Mortgagor has granted and conveyed, and does hereby irrevocably grant, bargain, sell, release, convey, warrant, assign, transfer, mortgage, pledge and set over and confirm unto the Mortgagee, its successors and assigns, all of Mortgagor's right, title, and interest in and to the following described land and interests in land, estates, easements, rights, improvements, property, fixtures, equipment, furniture, furnishings, appliances and appurtenances (hereinafter collectively referred to as the "Premises"):

          (a)   All those certain tracts, or parcels of land more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof (hereinafter referred to as the "Land").

          (b)   Certain perpetual, non-exclusive appurtenant easements for the use and benefit of the Land across, over and upon those certain tracts or parcels of land more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof.

          (c)   All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land (hereinafter referred to as the "Improvements").

          (d)   All of Mortgagor's right, title and interest in the collateral described in Exhibit "B" attached hereto and by this reference made a part hereof.

        TO HAVE AND TO HOLD the Premises, with all privileges and appurtenances thereunto belonging or in any manner now or hereinafter appertaining thereto, for the use and benefit of the Mortgagee upon the conditions hereinafter set forth. Mortgagor covenants that Mortgagor is lawfully seized and possessed of the Premises as aforesaid, and has all requisite right and authority to encumber the same, that the same is unencumbered except for those matters expressly set forth in the title insurance commitment dated February 9, 2004 issued by Commonwealth Land Title Insurance Company (the "Permitted Exceptions") and that Mortgagor does hereby bind itself, its successors and assigns, to warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to the Permitted Exceptions.

        This Mortgage is given to secure the following described indebtedness (collectively, the "Indebtedness"):

          (a)   Any and all sums owed by Mortgagor to the Mortgagee and the liabilities and obligations of Mortgagor hereunder or under the that certain Guaranty Agreement of even date herewith by Mortgagor in favor of Mortgagee, whereby Mortgagor guaranteed the obligations of GTA Stonehenge, LLC (the "Borrower") under that certain Revolving Promissory Note by Borrower to Mortgagee of even date herewith, or any and all other indebtedness, liabilities, or obligations of Mortgagor to the Mortgagee, of any nature whatsoever, whether now existing or hereafter created, whether direct, indirect or secondary, and any and all modifications, extensions or renewals thereof, including without limitation sums owed under any other instrument evidencing securing or in any way concerning the debt evidenced by the Note.

        Mortgagor is the sole member of Borrower and as such, will derive direct economic benefit from the loan from Mortgagee evidenced by the Revolving Promissory Note delivered by Borrower.

        This Mortgage and the Guaranty Agreement between Mortgagee and Mortgagor, each dated of even date herewith, which evidence, secure and/or relate to the loan evidenced by the Note are hereinafter collectively referred to as the "Security Documents."

        Should the Indebtedness be paid according to the terms and provisions of the Security Documents when the same shall become due and payable, and should Mortgagor perform all covenants, terms and conditions herein contained in a timely manner, then this Mortgage shall be null and void and may be released of record at the request and the expense of Mortgagor.

        Mortgagor hereby further covenants and agrees as follows:

ARTICLE I

        1.1    Payment of Indebtedness.    Mortgagor will pay all amounts due under the Indebtednes according to the tenor thereof and all other sums now or hereafter secured hereby promptly as the same shall become due.

        1.2    Taxes, Liens and Other Charges.

          (a)   In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of the Indebtedness or this Mortgage or the manner of collecting taxes so as to adversely affect the Mortgagor (exclusive of any tax assessed on Mortgagee's net income), Mortgagor will promptly pay any such tax before the same becomes delinquent. If Mortgagor fails to make such prompt payment, then the entire balance of the principal sum secured by this Mortgage and all interest accrued thereon shall, at the option of the Mortgagee, become immediately due and payable. If in the opinion of the Mortgagee, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Mortgagor from making such payment or would penalize the Mortgagee if Mortgagor makes such payment or if, in the opinion of the Mortgagee, the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable law, then the entire balance of the principal sum secured by this Mortgage and all interest accrued thereon shall, at the option of the Mortgagee, become immediately due and payable.

          (b)   Mortgagor will pay (to the extent same are not paid from the escrowed funds provided for in Paragraph 1.4), before the same become delinquent, all taxes, liens, assessments and charges of every character, including but not limited to all utility charges, now or hereafter levied or assessed upon the Premises; and upon demand will furnish the Mortgagee receipted bills evidencing such payment.

          (c)   Subject to Paragraph 1.2(d) below, Mortgagor will not suffer or permit any mechanic's, materialman's, laborer's, construction, statutory or other lien to remain outstanding upon all or any part of the Premises.

          (d)   Mortgagor may contest at its sole expense, after prior written notice to Mortgagee, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application of any taxes, liens, assessments or charges levied or assessed upon the Premises or any mechanic's, materialman's, laborer's, construction, statutory or other lien filed against the Premises, so long as such proceedings operate to prevent the collection or other realization thereon and the sale or forfeiture of the Premises or any part thereof to satisfy the same or the impairment of Mortgagee's lien; provided that (i) during such contest Mortgagor shall, at the option of Mortgagee, provide Mortgagee with security reasonably satisfactory to Mortgagee assuring the payment of the Indebtedness and of any additional interest, charge, penalty or expense arising from or incurred as a result of such contest, and (ii) if at any time Mortgagee determines that the payment of any obligation imposed upon Mortgagor under this Paragraph 1.2 shall become necessary to prevent either the sale or forfeiture of the Premises or any part thereof to satisfy the same or the imposition of any liability on Mortgagee, then Mortgagor shall immediately pay the same.

        1.3    Insurance.

          (a)   Mortgagor shall deliver to and maintain, for the benefit of Mortgagee during the term of this Mortgage, paid up insurance policies in all respects acceptable to Mortgagee, with co-insurance clauses (if any) approved by Mortgagee, and containing a waiver of subrogation rights by the insuring company, non-contributory standard mortgage benefit clause or their equivalents, and a mortgagee loss payable endorsement in favor of and satisfactory to Mortgagee, providing insurance on the Premises as is more particularly set forth on Exhibit "C" attached hereto and by this reference made a part hereof.

          (b)   Mortgagor shall deliver to Mortgagee annually during the term of this Mortgage certificates, from the applicable insuring companies evidencing the existence of the types and amounts of insurance on the Premises required hereunder and evidencing full payment of all premiums in connection therewith.

          (c)   The Mortgagee is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies maintained pursuant to this Paragraph 1.3, and to collect and receive the proceeds from any such policies. In such event, each insurance company is hereby authorized and directed to make payment for all such losses directly to the Mortgagee, instead of to Mortgagor and the Mortgagee jointly. In the event any insurance company fails to disburse directly and solely to the Mortgagee but disburses instead either solely to Mortgagor or to Mortgagor and the Mortgagee jointly, Mortgagor agrees immediately to endorse and transfer such proceeds to the Mortgagee. Upon the failure of Mortgagor to endorse and transfer such proceeds as aforesaid, the Mortgagee may execute such endorsements or transfers for and in the name of Mortgagor and Mortgagor hereby unconditionally and irrevocably appoints the Mortgagee as Mortgagor's agent and attorney-in-fact, coupled with an interest, to endorse and transfer such proceeds to Mortgagee. After deducting from said insurance proceeds all of its expenses incurred in the collection and administration of such sums, including attorneys' fees, the Mortgagee may apply the net proceeds or any part thereof, at its option (i) to the payment of the Indebtedness, whether or not due and in whatever order the Mortgagee elects, (ii) to the repair and/or restoration of the Premises or (iii) for any other purposes or objects for which the Mortgagee is entitled to advance funds under this Mortgage all without affecting the lien of this Mortgage. The Mortgagee shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

          (d)   All insurance policies required pursuant to this Mortgage shall provide that the coverage afforded thereby shall not expire or be amended (including any reduction of the scope or limits of coverage), canceled or otherwise terminated without at least thirty (30) days prior written notice to the Mortgagee. At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this Paragraph 1.3, a certificate evidencing the renewal or replacement thereof and otherwise satisfying the requirements of subparagraph (b) above shall be delivered to the Mortgagee. Mortgagor shall deliver to the Mortgagee receipts evidencing the payment for all such insurance policies and renewals or replacements.

          (e)   Should any insurance required by Mortgagee be cancelled, reduced, or non-renewed, or if Mortgagor fails to provide such required insurance, Mortgagee may, at its sole discretion, procure insurance and the cost thereof shall be additional indebtedness of Mortgagor under this Mortgage.

  Mortgagor shall reimburse Mortgagee for any premiums and other costs paid or otherwise incurred by Mortgagee associated with obtaining any such insurance.

          (f)    The delivery of any insurance certificates or receipts for payment of premiums hereunder shall constitute an assignment of all unearned premiums as further security hereunder. In the event of the foreclosure of this Mortgage or any other transfer of title to the Premises in full or partial extinguishment of the Indebtedness, all right, title and interest of Mortgagor in and to all insurance policies then in force shall pass to the purchaser or grantee.

        1.4    Monthly Deposits.    To further secure the payment of the taxes, assessments and the premiums on the insurance, Mortgagor will deposit with the Mortgagee, on the due date of each monthly installment under the Note, a sum which, in the estimation of the Mortgagee, shall be equal to one-twelfth (1/12) of the annual taxes, assessments and insurance premiums on or with respect to the Premises; provided, however, that deposits for insurance premiums shall not be required so long as (a) the insurance required to be provided hereunder is being provided under a blanket insurance policy approved by Mortgagee or (b) there shall exist no Event of Default (as hereinafter defined) hereunder. Said deposits shall be held by the Mortgagee, free of interest and free of any liens or claims on the part of creditors of Mortgagor and as part of the security of the Mortgagee, and to be used by the Mortgagee to pay current taxes, assessments and insurance premiums on the Premises as the same are due. Said deposits shall not be trust funds but may be commingled with the general funds of the Mortgagee. If said deposits are insufficient to pay the taxes, assessments and insurance premiums in full as the same become due, Mortgagor shall, upon request of Mortgagee, deposit immediately with the Mortgagee such additional sum as may be required in order for the Mortgagee to pay such taxes, assessments and insurance premiums in full. Upon the occurrence of any default or Event of Default at any time when the Mortgagee is in possession of such deposits, the Mortgagee may, at its option, apply any of said deposits to the payment of the Indebtedness in such manner as it may elect.

        1.5    Condemnation.    If all or any portion of the Premises shall be damaged or taken through condemnation (which term when used in this Mortgage shall include any damage or taking by any governmental authority and any transfer by private sale in lieu thereof), either temporarily or permanently, then the entire Indebtedness shall, at the option of Mortgagee, become immediately due and payable. Mortgagee shall be entitled to receive all compensation, awards and other payments or relief payable with respect to any condemnation. Mortgagee is hereby authorized, at its option, to commence, appear in and prosecute, in its own or in Mortgagor's name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Mortgagor to Mortgagee. After deducting from said condemnation proceeds all of its expenses incurred in the collection and administration of such sums, including attorneys' fees, Mortgagee may apply the net condemnation proceeds or any part thereof, at its option, (a) to the payment of the Indebtedness, whether or not due and in whatever order Mortgagee elects, (b) to the repair and/or restoration of the Premises, or (c) for any other purposes or objects for which Mortgagee is entitled to advance funds under this Mortgage, all without affecting the lien of this Mortgage. All net condemnation proceeds to be disbursed by Mortgagee pursuant to this Paragraph 1.5 shall be disbursed in a manner acceptable to Mortgagee as the repair and/or replacement work proceeds. Mortgagee shall not be held responsible for any failure to collect any condemnation regardless of the cause of such failure. Mortgagor agrees to execute such further assignment of any compensation, awards, damages, claims, rights of action and proceeds as Mortgagee may require.

        1.6    Care of Premises.    Mortgagor hereby convenants and agrees as follows:

          (a)   Mortgagor will keep the buildings, parking areas, roads and walkways, recreational facilities, landscaping and all other improvements of any kind now or hereafter erected on the Land or any part thereof (including, without limitation, the golf course), and the fixtures, furnishings and equipment therein and thereon, in good condition and repair (normal wear and tear excepted), will not commit or suffer any waste and will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Premises or any part thereof.

          (b)   Mortgagor will not remove or demolish or alter the structural character of any Improvement located on the Land without the written consent of Mortgagee.

          (c)   If the Premises or any part thereof is damaged by fire or any other cause and the amount of the damage exceeds Ten Thousand and 00/100 Dollars ($10,000), Mortgagor will give immediate written notice thereof to Mortgagee.

          (d)   Mortgagee and its representatives are hereby authorized to enter upon and inspect the Premises at any time during normal business hours or, after the occurrence of an Event of Default, at any time.

          (e)   Mortgagor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Premises or any part thereof. Mortgagor will deliver to Mortgagee, within ten (10) days after Mortgagor's receipt thereof, copies of any additional governmental permits or approvals or disapprovals or notices issued with regard to the Premises or any portion thereof.

          (f)    If all or any part of the Premises shall be damaged by fire or other casualty, Mortgagor will promptly restore the Premises to the equivalent of its original condition or better , and if a part of the Premises shall be damaged through condemnation, Mortgagor will promptly restore, repair or alter the remaining portions of the Premises to a facility which is comparable to the preexisting facility in terms of overall usable square footage and type of functions served by such facility, which new facility shall be constructed with the same or better quality of materials and workmanship as the preexisting facility and shall be constructed in accordance with the applicable requirements of the then existing zoning and building codes and other applicable laws and market considerations. All repair and restoration shall be diligently prosecuted to completion by Mortgagor and shall be completed within six (6) months after the original damage or destruction provided, however, that if Mortgagor diligently pursues completion of all repair and restoration throughout said six (6) month period but is unable to complete the work during such time period, Mortgagor shall have an additional, reasonable period of time in which to complete such work, in no event to exceed an additional six (6) months. Notwithstanding the foregoing, Mortgagor shall not be obligated to so restore unless in each instance, the Mortgagee agrees to make available to Mortgagor (pursuant to a procedure satisfactory to Mortgagee in its sole and absolute discretion) any net insurance or condemnation proceeds actually received by the Mortgagee hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration. In no event shall the unavailability or insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration in any way relieve Mortgagor of its obligation to restore. In the event all or any portion of the Premises shall be damaged or destroyed by fire or other casualty or by condemnation, Mortgagor shall promptly deposit with the Mortgagee a sum equal to the amount by which an architect's estimate (acceptable to Mortgagee in its sole discretion) of cost of the restoration of the Premises exceeds the actual net insurance or condemnation proceeds received by Mortgagee in connection with such damage or destruction.

        1.7    Security Agreement and Fixture Filing.    Insofar as (a) any of the property listed on Exhibit "B" attached hereto and, (b) all other personal property either referred to or described in this Mortgage, or in any way connected with the use or enjoyment of the Premises (hereinafter all collateral defined in clauses (a) and (b) of this paragraph shall be collectively referred to as "Collateral"), this Mortgage, in compliance with the provisions of the Uniform Commercial Code as enacted in the State of South Carolina, as it may be amended from time to time (the "UCC"), is hereby made and declared to be:

(x) a security agreement, encumbering the Collateral and (y) a fixture filing. Mortgagor does hereby grant to the Mortgagee a continuing lien and security interest in and to all of Mortgagor's right, title and interest in and to the Collateral and all replacements, substitutions, additions and proceeds thereof and all after-acquired property relating thereto. A financing statement or statements reciting this Mortgage to be a security agreement, affecting all of the Collateral aforementioned, shall be executed by Mortgagor and appropriately filed. Mortgagor covenants and agrees that, prior to changing its name, identity or structure, it will so notify the Mortgagee in writing and will promptly execute any financing statements or other instruments deemed necessary by the Mortgagee to prevent any filed financing statement from becoming seriously misleading or losing its perfected status. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (a) as prescribed herein, (b) as prescribed by general law, or (c) as prescribed by the specific statutory consequences now or hereafter enacted and specified in the UCC, all at Mortgagee's sole and absolute discretion. Mortgagor and Mortgagee agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed in anywise derogating from or impairing this declaration and hereby stated intention of Mortgagor and Mortgagee that everything used in connection with the production of income from the Premises, adapted for use therein, and/or which is described in this Mortgage, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (a) any such item is physically attached to the improvements, (b) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (c) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (aa) the proceeds of any insurance policy relating to the Premises (bb) any award in eminent domain proceedings for a taking or for loss of value, or (cc) Mortgagor's interest as lessor in any present or future lease, sublease, or rights to income growing out of the use and/or occupancy of the Premises, whether pursuant to lease, sublease, or otherwise, shall never be construed as in anywise altering any of the rights of Mortgagee as determined by this Mortgage or impugning the priority of Mortgagee's lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Mortgagee in the event any court shall at any time hold with respect to the foregoing (aa), (bb) or (cc), that notice of Mortgagee's priority of interest to be effective against a particular class of persons, must be filed in the UCC records. The information contained herein is provided in order that this Mortgage shall comply with the requirements of the UCC for instruments to be filed as financing statements. The "Debtor" is Mortgagor herein and; the "Secured Party" is Mortgagee herein. The principal place of business of the Debtor is as set forth on Page 1 of this Mortgage, the mailing addresses of the Debtor and Secured Party are as set forth on Page 1 of this Mortgage, and the types or items of collateral are as described hereinabove.

        1.8    Further Assurances; After Acquired Property.    At any time, and from time to time, upon request by Mortgagee, Mortgagor will make, execute and deliver or cause to be made, executed and delivered, to Mortgagee and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or re-filed at such time and in such offices and places as shall be reasonably deemed desirable by Mortgagee, any and all such other and further mortgages to secure debt or deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Mortgagee, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligations of Mortgagor under the Revolving Note and under this Mortgage, and (b) the lien of this Mortgage as a lien upon and security title in and to all of the Premises, whether now owned or hereafter acquired by Mortgagor. Upon any failure by Mortgagor so to do, Mortgagee may make, execute, record, file, re-record and/or re-file any and all such mortgages to secure debt or deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Mortgagor and Mortgagor hereby irrevocably appoints Mortgagee the agent and attorney-in-fact of Mortgagor so to do. The lien hereof will automatically attach, without further act, to all of Mortgagor's right, title, and interest in and to after acquired property attached to and/or used in the operation of the Premises or any part thereof.

        1.9    Expenses.

          (a)   All expenses, costs and other liabilities, including reasonable attorneys' fees, which Mortgagee may incur: (i) in enforcing, defending or construing this Mortgage (or its priority) or any of the other Security Documents; (ii) for any inspection, evaluation, appraisal, survey or other service in connection with any of the Premises, (iii) for any title examination or title insurance policy relating to the title to any of the Premises; or (iv) in the exercise by Mortgagee of any rights or remedies granted by this Mortgage or any of the other Security Documents, shall be paid by Mortgagor upon demand by Mortgagee, together with interest thereon, from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at an interest rate equal to the lesser of the Default Rate under the Revolving Note or the highest lawful contractual rate.

          (b)   Mortgagee shall not be required to pay any brokerage fee or commission or similar compensation in connection with the transactions contemplated herein, and Mortgagor agrees to indemnify Mortgagee from and against any and all other claims for any fees, commissions, taxes or similar compensation arising in connection with the Indebtedness.

          (c)   Whether or not the Indebtedness is funded, Mortgagor agrees to pay all costs incurred by Mortgagee in connection with the Indebtedness, including, but not limited to, all taxes and assessments, all recording fees, title insurance premiums and other charges of the title company issuing the policy of title insurance insuring the lien of this Mortgage, both Mortgagor's and Mortgagee's attorneys' fees, document binding costs, appraisal fees, lien and judgment search costs, fees of architects, engineers, surveyors and any special consultants, construction inspection fees, brokers fees (except as otherwise specified herein) and escrow fees. Payments made by Mortgagor under this paragraph shall be in addition to any commitment fee or other fee charged by Mortgagee.

        1.10    Estoppel Affidavits.    Mortgagor, upon ten (10) days prior written notice, shall furnish to Mortgagee a written statement, duly acknowledged, setting forth the unpaid principal of, and interest on, the Indebtedness and whether or not any offsets or defenses are claimed to exist against such principal and interest, and such other information as may be requested by Mortgagee.

        1.11    Subrogation.    To the extent permitted by law, Mortgagee shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the Indebtedness.

        1.12    Books, Records, Accounts and Annual Reports.

          (a)   Mortgagor will keep and maintain or will cause to be kept and maintained proper and accurate books, records and accounts reflecting all items of income and expense in connection with the operation of the Premises or in connection with any services, equipment or furnishings provided in connection with the operation of the Premises. Mortgagee shall have the right from time to time at all times during normal business hours to examine such books, records and accounts at the office of Mortgagor or such other person or entity maintaining such books, records and accounts and to make copies or extracts thereof as Mortgagee shall desire. In conducting such examination, Mortgagee shall exercise its best efforts not to interfere with the normal business operations of the Mortgagor. Mortgagor will furnish or cause Borrower to furnish to Mortgagee annually on or before ninety (90) days following the expiration of each fiscal year of Mortgagor: (i) year-end income statements for the Premises and operation thereof and for Borrower as of the end of such fiscal year and for the twelve (12) months then ended, prepared in accordance with generally accepted accounting principles consistently applied with prior accounting periods, setting out in detail satisfactory to Mortgagee, income and expenditures from the operation of the Premises, and certified by Borrower, as being true, correct and complete, (ii) audited income statements and balance sheets for Mortgagor as of the end of said Mortgagor's fiscal year and for the twelve (12) months then ended and a reconciliation of the operations of the Premises and Borrower, in form, with content and from an accounting firm acceptable to Mortgagee, prepared in accordance with generally accepted accounting principles consistently applied with respect to prior periods; provided, however, in the event the Mortgagor transfers its assets to a liquidating trust, in which case Mortgagor is no longer required to file annual audited financial statements with the SEC, then income statements and balance sheets for Mortgagor as of the end of said Mortgagor's fiscal year and for the twelve (12) months then ended and a reconciliation of the operations of the Premises and Borrower, in form and content acceptable to Mortgagee, prepared in accordance with generally accepted accounting principles consistently applied with respect to prior period, and certified by Mortgagor, as being true, correct and complete; (iii) copies of signed federal tax returns for Borrower, Mortgagor and Mortgagor's general partner or managing member; provided, however; if the Borrower is not required under law to file any tax returns, said requirement for same shall be waived; and (iv) a current annual rent roll from the Premises (if any leases exist), certified in writing by Borrower as true and correct. Within thirty (30) days following the end of each month, Mortgagor shall, or cause Borrower to, deliver, or shall cause to be delivered, to Mortgagee copies of the monthly operating statements with respect to the Premises certified by Borrower to be true, correct and complete (or if delivered by the Managing Agent, shall, by their submission be deemed to be substantially true, correct and complete) and containing, at a minimum, information as to the total number of rounds of golf played at the Premises number of rounds by members, total number of rounds of public play, number of rounds of public play with discounted cards, and the revenue and expense items for such month, all of which must be in form and substance satisfactory to Mortgagee. Mortgagor shall supply to Mortgagee, from time to time upon request by Mortgagee, all additional information relating to the Indebtedness, Mortgagor, Borrower and the Premises as Mortgagee may reasonably request. In the event any Event of Default occurs and is continuing, Mortgagee shall thereafter have the right to have independent or in-house auditors of Mortgagee's choice inspect and audit the books and other records of Mortgagor during normal business hours, the cost of which shall be paid by Mortgagor upon demand and which cost shall be secured by this Mortgage.

          (b)   In the event that the substance of the foregoing financial information required pursuant to the foregoing Paragraph 1.12(a) is not acceptable to Mortgagee in its discretion, Mortgagor shall, or cause Borrower to, at Mortgagee's request, furnish to Mortgagee copies of audited income statements and balance sheets for Borrower (the "Audited Annual Statements"), certified by an independent certified public accountant approved by Mortgagee, and prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. If the figures for the total operating income and total operating expenses of the Premises (as defined in accordance with generally accepted accounting principles) in the Audited Annual Statements do not vary more than five percent (5%) from the figures in the annual statements previously submitted to Mortgagee pursuant to Paragraph 1.12(a) above, then Mortgagee shall bear the reasonable cost of the certified public accountant's audit and preparation of the Audited Annual Statements. If, however, such figures vary more than five percent (5%), Mortgagor shall pay for the cost of the certified public accountant's audit and preparation of the Audited Annual Statements, and such amount shall be secured by this Mortgage.

        1.13    Limit of Validity.    All agreements between Mortgagor and Mortgagee, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Revolving Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Mortgagee exceed the maximum amount permissible under applicable usury law. If, from any circumstance whatsoever, interest would otherwise be payable to Mortgagee in excess of the maximum lawful amount, the interest payable to Mortgagee shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Mortgagee shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be credited to the reduction of the principal of the Indebtedness and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Indebtedness, such excess shall be refunded to Mortgagor. All interest paid or agreed to be paid to Mortgagee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest on the Indebtedness for such full period shall not exceed the maximum amount permitted by applicable law. Mortgagee hereby expressly disclaims any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount of interest permitted by applicable law. This Paragraph 1.14 shall control all agreements between Mortgagor and Mortgagee.

        1.14    No Further Encumbrances.    Mortgagor shall not without the prior written consent of Mortgagee, directly or indirectly (including, without limitation, by equipment leasing or similar arrangements, or by pledging or hypothecation of partnership interests in mortgagor), further encumber the Premises, or any part thereof, it being understood by Mortgagor that the Premises, and all parts thereof, shall remain free and clear of any and all debt instruments or other obligations for repayment of money except those given in connection with the loan evidenced by the Note.

        1.15    Restrictions on Transfers.

          (a)   Mortgagor shall not, without first obtaining the prior written consent of the Mortgagee (which may be given or withheld by the Mortgagee in the Mortgagee's sole and absolute discretion), whether voluntarily or involuntarily by operation of law or otherwise (i) transfer, sell, convey or assign all or any portion of the Premises, or contract to do any of the foregoing, including, without limitation, enter into options to purchase, installment sales contracts, land contracts, real estate contracts or contracts for Mortgage, (ii) lease all or any portion of the Premises or change the legal possession or use thereof, (iii) except as provided in this Paragraph, permit the dilution, transfer, pledge, hypothecation or encumbrance of any ownership interest in Mortgagor or any or ownership interests in any partner of Mortgagor , or (iv) permit the assignment, transfer, delegation, change, modification or any diminution of the duties or responsibilities of Mortgagor as manager of the Premises (except to a professional management company or companies acceptable to Mortgagee, in Mortgagee's sole discretion). Without limiting the generality of the preceding sentence, the prior written consent of the Mortgagee shall be required for (i) any transfer made to a subsidiary or affiliate entity of Mortgagor, (ii) any transfer made to a reconstituted general or limited partnership or limited liability company, transfer by any partnership or limited liability company to its individual partners or members, respectively, or vice versa, (iii) any transfer by any corporation to its stockholders or vice versa and (iv) any corporate merger or consolidation. In the event that the Mortgagee, in the Mortgagee's sold discretion, is willing to consent to a transfer which would otherwise be prohibited by this Paragraph 1.15(a), the Mortgagee may condition its consent on such terms as it desires, including, without limitation, an increase in the interest rate of the Revolving Note (and recalculation of the amortization provisions thereof), and the requirement that Mortgagor pay a transfer fee, together with any expenses incurred by the Mortgagee in connection with the granting of such consent (including, without limitation, reasonable attorneys' fees).

          (b)   If Mortgagor violates the terms of Paragraph 1.15(a) hereof, in addition to any other rights or remedies which Mortgagor may have herein, in any other Security Document or at law or in equity, Mortgagee may increase the interest rate charged on the Indebtedness up to the Default Rate, such interest being due on demand and being secured by this Mortgage.

          (c)   Mortgagor shall not enter into any easements, rights of way, agreements affecting property lines or similar agreements affecting the Premises without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed.

        1.16    Management of the Premises.    Mortgagor agrees that, so long as this Mortgage is in effect, the Premises shall be managed by Mortgagor unless the Mortgagee has given its prior written approval to the retention of a professional management company (the "Managing Agent"). If retained, the Managing Agent shall govern and manage the Premises pursuant to a management contract ("Management Agreement"), which must be approved by Mortgagee, and Mortgagor shall collaterally assign its rights under the Management Contract to Mortgagee. Additionally, the Managing Agent shall enter into the Mortgagee's then-current "Consent to Collateral Assignment of Management Agreement" which shall provide, inter alia that: (i) the Management Contract may not be modified or terminated so long as this Mortgage is in effect without the prior written consent of the Mortgagee, which may be granted or withheld in the sole discretion of Mortgagee; (ii) subject to the last sentence hereof, all amounts due and payable to the Managing Agent under the Management Agreement shall be subordinate to the Indebtedness; and (iii) in the event of a default by the Mortgagor under the Management Agreement, the Managing Agent shall provide the Mortgagee with prompt written notice of such default, and the Mortgagee shall have the right, but not the obligation, to cure such default within a reasonable period of time. Prior to an Event of Default hereunder, any compensation for management or operation of the Collateral in excess of four percent (4%) of annual gross revenues shall be subordinated to payment of the Loan, although upon the occurrence of an Event of Default, all such compensation shall be subordinated to all payments of the Loan.

        1.17    Use of Premises.    Mortgagor represents and warrants that, as of the date of this Mortgage, the Premises are being used as a golf course and for attendant facilities only. Mortgagor covenants that Mortgagor will not allow any other uses on the Premises unless Mortgagee has given its prior written consent thereto, which consent may be granted or withheld by Mortgagee in its sole and absolute discretion.

        1.18    Equipment Purchases.    As a material inducement for Mortgagee to fund the loan evidenced by the Note, Mortgagor covenants and agrees that, so long as the Indebtedness or any portion thereof remains outstanding, for any purchases of equipment of the type normally sold by the E-Z-Go, Jacobsen, Cushman or Ransomes divisions of Textron, Inc. (collectively, "Textron Turfcare"), Mortgagor shall purchase said Textron Turfcare products, provided that prices of said products shall be in conformity with local competitive pricing levels, commercially reasonable and shall be agreed upon by Mortgagor and Textron Turfcare. Any financing for such purposes shall be separate and apart from the loan evidenced by the Revolving Note and shall be accomplished on terms which have been negotiated between Mortgagor and Textron Turfcare.

        1.19    Indemnity.    Mortgagor hereby indemnifies Mortgagee and agrees to defend and hold Mortgagee harmless from and against any and all liens, damages, losses, liabilities, obligations, penalties, claims, litigation, demands judgments, suits, proceedings, costs, disbursements or expenses of any kind of nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses and experts' fees and expenses) which may at any time (whether prior to or after payment of the Revolving Note in full) be imposed upon, incurred by or asserted or awarded against Mortgagor, Mortgagee or the Premises and arising directly or indirectly from or out of or in connection with the operation of the Premises as a golf course and related facilities including, without limitation, any and all personal injury or property damage claims and trespass claims claimed by, caused by or attributable to golfers and golf equipment.

        1.20    Inspection.    Intentionally Omitted.

        1.21    Single Purpose Entity.    Intentionally Omitted.

        1.22    Debt Service Coverage Ratio.    As long as the Indebtedness, or any portion thereof, remains outstanding, Mortgagor represents and covenants that it shall provide the Mortgagee with evidence (based upon evidence submitted by Mortgagor which should be in the form of financial information to be provided by Mortgagor pursuant to Paragraph 1.12 hereof) that operations at the Premises for the immediately preceding twelve (12) month period is sufficient to meet a "Debt Service Coverage Ratio" of at least 1.20, as measured monthly. The term "Debt Service Coverage Ratio" shall mean the ratio of "Net Operating Income" to "Annual Debt Service". The term "Net Operating Income" shall mean all of Mortgagor's income from the operation and management of the Premises after deducting all operating expenses, but prior to the deduction of income taxes, depreciation, and Annual Debt Service. The term "Annual Debt Service" shall mean all principal, interest and other payments due by Mortgagor on all of Mortgagor's debt, including the Loan and shall be calculated based upon the greater of eight percent (8%) or the current Interest Rate. Operating expenses for purposes of calculation of debt service shall include (i) a management fee equal to the greater of actual management fees paid or three percent (3%) of annual gross revenues and (ii) a capital improvement reserve equal to two percent (2%) of the annual gross revenues. Mortgagor's compliance with the covenants set forth in this Paragraph shall be verified by the financial statements to be delivered by Mortgagor to Mortgagee from time to time pursuant to Paragraph 1.12 above. Mortgagee shall have the right to determine, in its sole but reasonable discretion, whether Mortgagor has deferred certain items of maintenance, limited ordinary or customary business expenses or shifted the time of payment of certain expenses for the sole purpose of attempting to achieve the required Debt Service Coverage Ratio and not in the exercise of prudent business judgment in operating business conducted at the Premises. If Mortgagee so determines, Mortgagee may make reasonable and appropriate adjustments to the calculation of the Net Operating Income from the Premises. Mortgagor's failure to maintain a debt service coverage ratio of at least 1.20 shall be an Event of Default under this Mortgage and shall entitle Mortgagee to the remedies set forth in Article II hereof.

        1.23    GTA Lease.    Mortgagor hereby covenants and agrees with respect to that certain Lease of even date herewith between Borrower and Mortgagor (the "GTA Lease") as follows:

          (a)   Mortgagor shall deliver to Mortgagee true, correct and complete copies of any written notices received from Tenant under the GTA Lease within two (2) days after Mortgagor's receipt of each such written notice;

          (b)   Mortgagor shall perform all of its obligations under the GTA Lease in accordance with the terms thereof;

          (c)   Without the prior written consent of Mortgagee, Mortgagor will not (i) modify or amend the GTA Lease or any of the terms thereof, (ii) agree with Tenant to terminate the GTA Lease, or (iii) consent to any termination of the GTA Lease by Tenent;

          (d)   Mortgagor shall exercise all of the extension options granted to Mortgagor under the GTA Lease at least ninety (90) days prior to the expiration of Mortgagor's rights to exercise the same, and Mortgagor shall provide evidence of such exercise to Mortgagee; and

          (e)   Mortgagor shall indemnify Mortgagee and hold and defend Mortgagee harmless from and against any and all causes of action, claims, damages, demands, liabilities, losses, costs and expenses at any time asserted against, suffered or incurred by Mortgagee under or in connection with the GTA Lease.

        Mortgagor hereby appoints and designates Mortgagee as Mortgagor's agent and attorney-in-fact, and grants to Mortgagee the right, at any time and from time to time to exercise any and all rights, and to perform any obligations, of Mortgagor under the GTA Lease. Without limitation of the foregoing, Mortgagee shall have the right, without prior notice to Mortgagor, to cure or attempt to cure any defaults or alleged defaults of Mortgagor under the GTA Lease, and Mortgagee shall have no liability to Mortgagor for any damages, losses, costs or expenses suffered or incurred by Mortgagor as a result of the cure or attempted cure by Mortgagee of any default or alleged default under the GTA Lease. The foregoing appointment is coupled with an interest and is irrevocable as long as the Indebtedness remains outstanding. Any amounts expended by Mortgagee under or pursuant to the GTA Lease or this Paragraph 1.23 shall bear interest from the date of each such expenditure to and including the date of reimbursement at an interest rate equal to the lesser of the Default Rate under the Revolving Note or the highest lawful contractual rate.

        1.24    Covenants.    Mortgagee acknowledges and agrees that with respect to the obligations under Sections 1.2, 1.3, 1.4, 1.6 , 1.16 and 1.22 hereof, it will accept performance of same from Borrower in accordance with the terms of Borrower's Leasehold Mortgage, Security Agreement, and Fixture Filing to Mortgagee of even date herewith, provided, however, if Borrower fails to comply with any of the obligations under said Sections, Mortgagor shall be liable for same in accordance with the terms hereof.

ARTICLE II

        2.1    Events of Default.    The terms "Event of Default" or "Events of Default", wherever used in this Mortgage, shall mean any one or more of the following events:

          (a)   Failure by Mortgagor to pay within nine (9) calendar days after due, any sum due under the Indebtedness, or any payment of tax or insurance deposit or premium when due; or

          (b)   Failure by Mortgagor to duly observe, comply with or perform within thirty (30) calendar days after written notice of such failure is given to Mortgagor any other term, covenant, condition or agreement of this Mortgage except Paragraphs 1.14 and 1.15; or

          (c)   The occurrence of a default or event of default under or failure by Mortgagor, or Borrower, to perform any of their obligations under any of the Security Documents, which is not cured within any applicable grace or cure period; or

          (d)   Any warranty, representation of Mortgagor or Borrower contained in this Mortgage or in any other instrument, document, transfer, conveyance, assignment, certificates, loan agreement or financial statement given by Mortgagor, or Borrower with respect to the Indebtedness secured hereby, is incomplete, untrue or misleading in any material respect when made; or

        The filing by Mortgagor or Borrower of a voluntary petition in bankruptcy or adjudication of Mortgagor as a bankrupt or insolvent, or the filing by Mortgagor, or Borrower of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of Mortgagor or Borrower or of all or any substantial part of the Premises or of any or all of the rents, issues, profits or revenues thereof, or the making by Mortgagor, or Borrower of any general assignment for the benefit of creditors, or the admission in writing by Mortgagor, or Borrower of its inability to pay its debts generally as they become due; or

          (f)    The entry by a court of competent jurisdiction of an order, judgment or decree approving a petition, filed against Mortgagor or Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty

  (60) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of Mortgagor or Borrower, or of all or any substantial part of the Premises or of any or all of the rents, issues, profits or revenues thereof without the consent or acquiescence of Mortgagor, or Borrower, which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

          (g)   Failure by Mortgagor to comply with the terms of Paragraphs 1.14, 1.15 and 1.22 hereof, including, but not limited to, failure to achieve the minimum Debt Service Coverage Ratio required pursuant to Paragraph 1.22; or

          (h)   The termination, liquidation or dissolution of Mortgagor, or Borrower; or

          (i)    Any default by Mortgagor under any other loan or extension of credit (including, without limitation, equipment leases) for which Mortgagor is responsible for making payments, whether or not such loan or extension of credit is made by the Mortgagee or others, if such default creates a liability in excess of Twenty Five Thousand Dollars ($25,000); or

          (j)    Any default under any other note, mortgage or other document, evidencing or securing indebtedness of Mortgagor, the general partner or managing member of Mortgagor, [any Borrower or any affiliate of any of them], in favor of the Mortgagee or any affiliate of the Mortgagee; or

          (k)   Failure to reinstate any license, permit or contract necessary or appropriate for conduct of any business now or hereafter being operated at the Premises within thirty (30) days after the termination, revocation or expiration thereof, or the failure to timely pay any sales, employment or similar tax imposed on Mortgagor or the Premises; or

          (l)    If the Management Contract, if any, shall be terminated by either party thereto without the prior written consent of Mortgagee, or if Mortgagor shall default in any of its obligations under the Management Contract; or

          (m)  Failure to comply with any representation or warranty described in the Borrower's Certificate, including, but not limited to, failure to comply with the minimum Debt Service Coverage Ratio or make the minimum required capital expenditures to the Premises; or

          (n)   The curtailment in availability to the Premises of utilities or other public services necessary for the full utilization of any of the Premises for its intended use; or ..

          (o)   The occurrence of any default or event of default under the GTA Lease; or

          (p)   The occurrence of any default or event of default under the Loan Agreement and/or Post Closing Agreement of even date herewith between Borrower and Mortgagee.

        2.2    REMEDIES.    IF AN UNCURED EVENT OF DEFAULT SHALL OCCUR, MORTGAGEE MAY, AT MORTGAGEE'S ELECTION, EXERCISE ANY OR ALL OF THE FOLLOWING REMEDIES. IF AN UNCURED EVENT OF DEFAULT SHALL OCCUR, MORTGAGEE RIGHTS, REMEDIES AND RECOURSES AS SET FORTH HEREIN, IN ADDITION TO ANY OTHER REMEDIES WHICH MORTGAGEE MAY HAVE.

        2.3    Acceleration and Subsequent Advances.    Mortgagee may declare the entire Indebtedness, including but not limited to the then unpaid principal balance on the Note, the accrued but unpaid interest thereon (including any prepayment charge or fee payable under the Note), court costs and attorney's fees hereunder, immediately due and payable, without notice, presentment, protest, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable. Additionally, Mortgagee shall not be required to make any further advances on the Revolving Note or other Security Documents upon the occurrence of an Event of Default or an event which, with the giving of notice or passing of time, would constitute an Event of Default.

        2.4    Entry on Premises.    Mortgagee may enter upon the Premises and take exclusive possession thereof and of all books, records and accounts relating thereto without notice and without being guilty of trespass. If Mortgagor remains in possession of all or any part of the Premises after an Event of Default and without Mortgagee's prior written consent thereto, Mortgagee may, without notice to Mortgagor, invoke any and all legal remedies to dispossess Mortgagor. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Premises after an Event of Default than would have existed in the absence of such sentence.

        2.5    Operation of Premises.    Mortgagee may hold, lease, manage, operate or otherwise use or permit the use of the Premises, either itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Mortgagee may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Mortgagee shall deem necessary or desirable), and apply all rents and other amounts collected in connection therewith in accordance with the provisions of Paragraph 2.16 herein. Mortgagor hereby irrevocably appoints Mortgagee as the agent and attorney-in-fact of Mortgagor, with full power of substitution, and in the name of Mortgagor, if Mortgagee elects to do so, to (a) endorse the name of Mortgagor on any checks or drafts representing proceeds of the insurance policies, or other checks or instruments payable to Mortgagor with respect to the Premises, (b) prosecute or defend any action or proceeding incident to the Premises, and (c) take any action with respect to the Premises that Mortgagee may at any time and from time to time deem necessary or appropriate. Mortgagee shall have no obligation to undertake any of the foregoing actions, and if Mortgagee should do so, it shall have no liability to Mortgagor for the sufficiency or adequacy of any such actions taken by Mortgagee.

        2.6    Enforcement.    In each and every Event of Default, Mortgagee is authorized, to proceed by suit or suits at law or in equity or by any other appropriate remedy to protect and enforce its rights, whether for the specific performance of any covenant or agreement contained herein or in aid of the execution of any power herein granted, to enforce payment of the Note, and to foreclose this Mortgage or to exercise any power of sale herein granted.

        2.7    Foreclosure, Execution and Sale.    Mortgagor hereby authorizes and fully empowers Mortgagee to foreclose this Mortgage by judicial proceedings or by advertisement with full authority to sell the Premises at public auction and convey the same to the purchaser in fee simple all in accordance with and in the manner prescribed by law, and to retain out of the proceeds arising from such sale an amount equal to the Indebtedness together with (i) all such sums of money as Mortgagee shall have expended or advanced pursuant to this Mortgage or pursuant to statute together with interest thereon as herein provided and (ii) all reasonable costs and expenses of such foreclosure, including reasonable attorneys' fees, with the balance, if any, to be paid to the persons entitled thereto by law. In case of any sale of the Premises, or any part thereof, pursuant to any judgement or decree of any court or otherwise in connection with the enforcement of any of the terms of this Mortgage, Mortgagee, its successors and assigns, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver and use the Indebtedness in order that any such sums due to the Mortgagee from the Mortgagor and be credited as paid on the purchase price.

        2.8    Divestment of Rights; Tenant at Sufferance.    After foreclosure of this Mortgage and after any judicial sale of the Premises, or any portion thereof, Mortgagor will be divested of any and all interest and claim thereto, including any interest or claim to all insurance policies, bonds, loan commitments and other intangible property covered hereby. Additionally, after a sale of all or any portion of the Premises, Mortgagor will be considered a tenant at sufferance of the purchaser of the same, and said purchaser shall be entitled to immediate possession thereof, and if Mortgagor shall fail to vacate the Premises immediately, the purchaser may and shall have the right, without further notice to Mortgagor, to go into any court of competent jurisdiction in any city or county in which the Premises is located and file an action in ejectment, which action shall lie against Mortgagor or its assigns or legal representatives, as a tenant at sufferance. This remedy is cumulative of any and all remedies the purchaser may have hereunder or otherwise.

        2.9    Receiver.

          (a)   The Mortgagee, upon application to a court of competent jurisdiction, shall be entitled without notice and without regard to the occupancy or value of any security for the Indebtedness or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Premises and to collect, apply and use the rents, issues, profits and revenues thereof, including those past due as well as those accruing thereafter, and said receiver shall have the benefit of all operating expenses and deposits prepaid by Mortgagor and being acknowledged by Mortgagor that if an Event of Default shall have occurred, that Mortgagee shall have the right to the Premises and that the Premises and the rents and profits therefrom in such event will be in danger of being lost, or materially injured or impaired. The receiver shall have all of the rights and powers permitted under the laws of the State of South Carolina. Mortgagor will pay to the Mortgagee upon demand all expenses, including receiver's fees, attorney's fees and costs and agents' compensation, incurred pursuant to the provisions of this Paragraph 2.9(a); and all such expenses shall be secured by this Mortgage.

          (b)   Mortgagee may exercise any and all other rights, remedies and recourses granted under the Security Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

        2.10    Separate Sales.    Mortgagee may sell all of the Premises together or may sell portions thereof separately from the remainder thereof and in such manner and order as Mortgagee, in its sole discretion, may elect. The sale or sales by Mortgagee of less than the whole of the Premises shall not exhaust the power of sale herein granted, and Mortgagee is specifically empowered to make successive sale or sales under such power until the whole of the premises shall be sold; and if the proceeds of such sale or sales of less than the whole of such Premises shall be less than the aggregate of the Indebtedness and the expenses of executing this trust, this Mortgage and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Premises just as though no sale or sales of less than the whole of the Premises, but Mortgagee shall have the right, at its sole election, to sell less than the whole of the Premises. As among the various counties or cities in which items of the Premises may be situated, sales in such counties or cities may be conducted in any order that Mortgagee may deem expedient; and any one or more of such sales may be conducted in the same month, or in successive or different months, as Mortgagee may deem expedient. If an Event of Default occurs hereunder, the holder of the Indebtedness or any part thereof on which the payment is delinquent shall have the option to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Indebtedness due, and if sale is made because of default of an installment, or a part of an installment, such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness but as to such unmatured part, this Mortgage shall remain in full force and effect as though no sale had been made under the provisions of this paragraph. Any number of sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness secured hereby.

        2.11    Remedies Cumulative, Concurrent and Nonexclusive.    Mortgagee shall have all rights, remedies and recourses granted in the Security Documents and available at law or equity (including specifically those granted by the UCC) and same (a) shall be cumulative and concurrent; (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Note, or against the Premises, or against any one or more of them at the sole discretion of Mortgagee; (c) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (d) are intended to be, and shall be, nonexclusive.

        2.12    Release of and Resort to Collateral.    Any part of the Premises may be released by Mortgagee without affecting, subordinating or releasing the lien, security interest and assignment hereof against the remainder. The lien, security interest and other rights granted hereby shall not affect or be affected by any other security taken for the same indebtedness or any part thereof. The taking of additional security, or the rearrangement, extension or renewal of the Indebtedness, or any part thereof, shall not release or impair the lien, security interest and other rights granted hereby or affect the liability of Mortgagor or of any endorser, guarantor or surety, or improve the right of any permitted junior lienholder; and this Mortgage, as well as any instrument given to secure any rearrangement, renewal or extension of the Indebtedness secured hereby, or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Premises not expressly released until the Indebtedness is completely paid.

        2.13    Waiver of Redemption, Notice and Marshalling of Assets.    To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to Mortgagor by any present or future laws exempting the Premises from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default (except as may be specifically provided for under the terms hereof), presentment, demand, notice of intent to accelerate, notice of acceleration and any other notice of Mortgagee's election to exercise or the actual exercise of any right, remedy or recourse provided for under the Security Documents; (c) any right to appraisal or marshaling of assets or a sale in inverse order of alienation; (d) the exemption of homestead; and (e) the administration of estates of decedents, or other matter to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to sell the Premises for the collection of the Indebtedness secured hereby (without any prior or different resort for collection) or the right of Mortgagee, under the terms of this Mortgage, to the payment of the Indebtedness out of the proceeds of sale of the Premises in preference to every other person and claimant whatever (only reasonable expenses of such sale being first deducted).

        2.14    Discontinuance of Proceedings.    In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under this Mortgage or under the Security Documents and shall thereafter elect to discontinue or abandon the same for any reason, Mortgagee shall have the unqualified right so to do and, in such event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Security Documents, the Premises and otherwise, and the rights, remedies, recourses and power of Mortgagee shall continue as if the same had never been invoked.

        2.15    Form and Substance.    All documents, certificates, insurance policies, and other items required under this Mortgage to be executed and/or delivered to Mortgagee shall be in form and substance satisfactory to Mortgagee in Mortgagee's sole and absolute discretion.

        2.16    Application of Proceeds; Deficiency Obligation.    The proceeds of any sale of, and the rents and other income generated by the holding, leasing, operating or other use of the Premises shall be applied by Mortgagee (or the receiver, if one is appointed) to the extent that funds are so available therefrom in the following orders of priority (to the extent such order of application is permitted by the laws of the State of Florida): (a) first, to the payment of the costs and expenses of taking possession of the Premises and of holding, using, leasing, maintaining, repairing, improving and selling the same, including, without limitation, (i) receiver's fees; (ii) costs of advertisement; (iii) attorneys' and accountants' fees; and (iv) court costs, if any; (b) second, to the payment of all amounts, other than the principal amount and accrued but unpaid interest on the Note, which may be due to Mortgagee under the Security Documents, including all indebtedness and obligations, together with interest thereon as provided therein, in such order and manner as Mortgagee may determine; (c) third, to the payment of all accrued but unpaid interest due on the Revolving Note in such order and manner as Mortgagee may determine; (d) fourth, to the payment of the principal amount outstanding on the Revolving Note in such order and manner as Mortgagee may determine and all other Indebtedness; and (e) fifth, to Mortgagor. Mortgagor and any other party liable on the Indebtedness shall be liable for any deficiency remaining in the Indebtedness. In the event the laws of the State of Florida require application of the proceeds of any sale of, or the rents, income or profits from, the Premises in an order different from the order set forth in this Paragraph 2.16, such funds shall be applied in the order required by the laws of the State of Florida.

        2.17    Purchase by Mortgagee.    Mortgagee shall have the right to become the purchaser at any judicial foreclosure sale of the Premises hereunder and shall receive a credit up to the amount of its bid for the Indebtedness due and owing as of the date of such sale.

        2.18    Power of Attorney.    Mortgagor hereby grants Mortgagee a power of attorney, coupled with an interest, to carry out and enforce, upon the non-payment of the Revolving Note on demand therefore, or the occurrence of a default by Mortgagor any material respect in the performance or observance of any covenant or agreement contained herein and the expiration of any applicable grace period, all or any specified portion of the incorporeal rights collaterally assigned and/or pledged by Mortgagor in this Instrument, or in which Mortgagor has granted a security interest under Chapter 9 of the South Carolina Uniform Commercial Code.

        2.19    Remedies Cumulative, Concurrent and Nonexclusive.    Trustee and Mortgagee shall have all rights, remedies and recourses granted in the Security Documents and available at law or equity (including specifically those granted by the UCC) and same (a) shall be cumulative and concurrent; (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Note, or against the Premises, or against any one or more of them at the sole discretion of Mortgagee; (c) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (d) are intended to be, and shall be, nonexclusive. No right, power or remedy conferred upon or reserved to Beneficiary by this Mortgage is intended to be exclusive of any other right, power or remedy, but each and every right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder now or hereafter existing at law or in equity or by statute.

        2.20    Performance by Mortgagee After Occurrence of Events of Default.    Upon the occurrence of an uncured Event of Default, Mortgagee may, at its option, without waiving the right to accelerate the maturity of the Indebtedness, pay, perform or observe any term covenant or condition of this Mortgage to be performed or observed by the Mortgagor. Mortgagee shall be the sole and absolute judge of the necessity for any such actions and of the amounts to be paid. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor.

        2.21    Interest After an Event of Default.    If any payment due hereunder is not paid when due, then and in such event, Mortgagor shall pay interest thereon from and after the date on which such payment first becomes due at a rate equal to the lesser of the default rate provided in the Revolving Note or the highest lawful contractual rate, and such interest shall be due and payable, on demand, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Mortgage. Nothing in this Paragraph 2.21 or in any other provision of this Mortgage shall constitute an extension of the time of payment of the Indebtedness.

        2.22    Waiver.

          (a)   No delay or omission of Mortgagee or of any holder of the Revolving Note to exercise any right, power, or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein, and every right, power, and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver, express or implied, by Mortgagee to or of any breach or default by Mortgagor in the performance of the obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Mortgagor hereunder. Failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies arising by virtue of any breach or default by Mortgagor.

          (b)   If Mortgagee (i) grants forbearance or an extension of time for the payment of any sums secured hereby; (ii) takes other or additional security for the payment of any sums secured hereby; (iii) waives or does not exercise any right granted herein, in the Revolving Note or in the Security Documents; (iv) releases any part of the Premises from the lien of this Mortgage or otherwise changes any of the terms, covenants, conditions or agreements of the Note, this Mortgage or of any Security Document; (v) consents to the filing of any map, plat or replat affecting the Premises; (vi) consents to the granting of any easement or other right affecting the Premises; or (vii) makes or consents to any agreement subordinating the lien hereof, any such act or omission shall not (except as specifically provided by Mortgagee in connection with any such action) release, discharge, modify, change or affect the original liability under the Note, this Mortgage or any other obligation of Mortgagor or any subsequent purchaser of the Premises or any part thereof, or any maker, cosigner, endorser, surety or guarantor; nor shall any such act or omission preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in the event of any default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument or instruments executed by Mortgagee, shall the lien of this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Premises, Mortgagee, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Premises or the Indebtedness, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities or obligations.

          (c)   All rights and remedies of Mortgagee shall be cumulative and may be exercised singly or concurrently. Notwithstanding anything herein contained to the contrary, Mortgagor, being an experienced developer and participant in sophisticated real estate ventures, and having consulted with counsel of its choosing: (a) hereby waives trial by jury; (b) agrees that it will not (i) at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Premises or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, (ii) claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Premises, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction, or (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof; (c) hereby expressly waives all benefit or advantage of any such law or laws; and (d) covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Premises marshaled upon any foreclosure hereof.

        2.23    Suits to Protect the Premises.    Mortgagee shall have the power:

          (a)   to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Premises by any acts which may be unlawful or any violation of this Mortgage,

          (b)   to preserve or protect its interests in the Premises and in the rents, issues, profits and revenues arising therefrom, and

          (c)   to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Mortgagee.

        2.24    Mortgagee May File Proofs of Claim.    In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, or any of its creditors or property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire amount due and payable by Mortgagor under this Mortgage at the date of the institution of such proceedings and for any additional amount which may become due and payable by Mortgagor hereunder after such date.

        2.25    Prepayment.    If Mortgagee shall accelerate the Indebtedness following the occurrence of an Event of Default, any payments received by Mortgagee following such acceleration (including voluntary payments made by Mortgagor and payments received by Mortgagee as a result of the sale of the Premises at foreclosure) shall be deemed voluntary prepayments of the Note. There is no prepayment fee required under the Note.

        2.26    Stamp and Excise Tax.    If required by law, Mortgagor shalll pay documentary stamp taxes applicable to the full face amount of the Note. If any additional stamp or excise tax shall become applicable with respect to this Mortgage, the Note, any loan or credit extended hereunder, or any other Security Document, including any modifications thereof, the Mortgagor shall promptly pay such tax in full (including interest and penalties, if any) and shall hold the Mortgagee harmless with respect thereto. The Mortgagor's liability under this Paragraph 2.26 shall survive the repayment of the Indebtedness.

        2.27    Cross-Collateralization.    Mortgagor hereby acknowledges that the Premises and all other collateral securing the Revolving Note shall also secure and collateralize any and all other loans from Mortgagee (or any affiliate of Mortgagee), to Mortgagor.

ARTICLE III

        3.1    Credits Waived.    Mortgagor will not claim nor demand nor be entitled to any credit or credits against the Indebtedness for the taxes assessed against the Premises or any part thereof, and no deductions shall otherwise be made or claimed from the taxable value of the Premises or any part thereof by reason of this Mortgage or the Indebtedness secured hereby.

        3.2    No Release.    Mortgagor agrees that in the event the Premises are sold and Mortgagee enters into any agreement with the then owner of the Premises extending the time of payment of the Indebtedness, or otherwise modifying the terms hereof, the Mortgagor shall continue to be liable to pay the Indebtedness according to the tenor of any such agreement unless expressly released and discharged in writing by Mortgagee. Nothing in this Paragraph 3.2 shall be deemed to be a waiver of Paragraph 1.14 hereof.

        3.3    Successors and Assigns.    The provisions and covenants of this Mortgage shall run with the Land, shall be binding on Mortgagor, and shall inure to the benefit of and be binding upon Mortgagor and Mortgagee and their respective heirs, executors, legal representatives, successors and permitted assigns. Whenever a reference is made in this Mortgage to Mortgagor or Mortgagee such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and permitted assigns thereof.

        3.4    Terminology.    All personal pronouns used in this Mortgage whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Mortgage itself.

        3.5    Severability.    If any provision of this Mortgage or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Mortgage and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        3.6    Applicable Law.    Mortgagor agrees that this Mortgage shall be construed, interpreted and enforced in accordance with the laws of the State of South Carolina, provided, however, that if any applicable conflict or choice of law rules would choose the law of another state, Mortgagor waives such rules and agrees that South Carolina's substantive, procedural and constitutional law shall nonetheless govern.

        3.7    Notices, Demands and Requests.    All notices, requests and other communications to either party hereunder shall be in writing and shall be given to such party at its address set forth on the first page hereof or at such other address as such party may hereafter specify for the purpose of notice to Mortgagor or Mortgagee. Each such notice, request or other communication shall be effective (a) if given by mail, three (3) calendar days following the date upon which such notice is deposited in the United States Mail with first class postage prepaid, addressed as aforesaid, provided that such mailing is by registered or certified mail, return receipt requested, (b) if given by overnight delivery, one (1) calendar day following the date upon which such notice is deposited with a nationally recognized overnight delivery service such as Federal Express or Airborne with all fees and charges prepaid, addressed as provided on the first page hereof, or (c) if given by any other means, when delivered at the address specified in this Paragraph 3.7. The addresses set forth above may be changed as to any party by such party delivering notice to the other parties at least thirty (30) days prior to such change of address.

        3.8    Time of the Essence.    Time is of the essence with respect to each and every covenant, agreement and obligation of Mortgagor under this Mortgage.

        3.9    Assignment by Mortgagee.

          (a)   Mortgagee shall have the right in its sole and absolute discretion at any time during the term of the loan evidenced by the Revolving Note to sell, assign, syndicate or otherwise transfer and/or dispose of all or any portion of its interest in the loan evidenced by the Note, and Mortgagor agrees that Mortgagee may submit to Mortgagee's assignees the financial data and all other information furnished to or to be furnished by or on behalf of Mortgagor to Mortgagee, whether pursuant to the application or the commitment for the loan evidenced by the Note, any other document evidencing securing or setting forth the terms of the loan evidenced by the Revolving Note or otherwise.

          (b)   In the event Mortgagor, or its successors or assigns, asserts any claim (including without limitation, counterclaims and third party claims) or seeks any relief in any way relating or pertaining to the loan evidenced by the Note, including any such claim relating to any act or omission by Mortgagee, or its successors or assigns, or the officers, directors, shareholders, employees, agents or attorneys of any of the foregoing (i) such claim or relief may be sought or asserted only against the then holder and owner of the Revolving Note and the Mortgage, (ii) Mortgagor, for Mortgagor and its successors and assigns, expressly covenants not to sue, make claim or seek relief against any prior holder of the Revolving Note or this Mortgage, or any officer, director, shareholder, employee, agent or attorney of any past, present or future holder of the Revolving Note or this Mortgage, and (iii) Mortgagor shall not seek to recover in connection with any such claim, and Mortgagor hereby waives its right to seek or recover any nominal, consequential, punitive or exemplary damages if being agreed that any damage award should be limited to actual damages proved by Mortgagor. Those parties other than Mortgagee which are described in the subparagraph are intended beneficiaries hereof. Notwithstanding anything in this Mortgage, the Revolving Note or any other document evidencing, securing, setting forth the terms of the loan evidenced by the Note, the terms of this subparagraph shall survive indefinitely, notwithstanding any payment of the indebtedness secured hereby or any satisfaction, cancellation or release of this Mortgage and shall not be subject to any term or provision of any such document limiting the liability of Mortgagor.

          (c)   IN ANY ACTION OR PROCEEDING BETWEEN MORTGAGOR AND THE MORTGAGEE OR THE RESPECTIVE SUCCESSORS AND ASSIGNS TO ENFORCE OR DEFEND ANY RIGHTS, REMEDIES IN ANY WAY RELATING TO THE PREMISES, THE LOAN EVIDENCED BY THE NOTE, OR ANY ACT OR OMISSION OF ANY PERSON OR ENTITY RELATING TO SUCH LOAN OR THE DOCUMENTATION FOR THE LOAN EVIDENCED BY THE NOTE, MORTGAGOR AND ITS SUCCESSORS AND ASSIGNS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A JURY TRIAL. MORTGAGOR WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. THE MORTGAGOR ACKNOWLEDGES THAT ITS WAIVER OF TRIAL BY JURY HAS BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY MORTGAGOR AS PART OF A BARGAINED FOR LOAN TRANSACTION. MORTGAGOR HAS NOT IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

        3.10    No Partnership or Joint Venture.    Nothing contained herein or in the Revolving Note or any other document relating to the loan evidenced by the Note, nor the acts or omissions of the parties hereto, shall be construed to create a partnership or joint venture between Mortgagor and Mortgagee. The relationship between Mortgagor and Mortgagee is the relationship of "debtor" and "creditor". Mortgagor shall indemnify and hold Mortgagee harmless from and against any and all suits, action, claims, proceedings (including third party proceedings), damages, losses, liabilities, and expenses (including, without limitation, attorneys' fees) which may be incurred by or asserted against Mortgagee with respect to any claim or assertion which if true, would be inconsistent with or contradict the statements made in the preceding two sentences. The provisions of this Paragraph 3.10 shall survive the repayment of the Indebtedness.

        3.11    Acknowledgements by Mortgagor.    Mortgagor acknowledges that the information set forth on the cover hereof is incorporated herein by reference and that Mortgagor has received a true copy of this Mortgage.

        3.12    Use of Name.    Mortgagee shall have the right to use the name of Mortgagor or any of its affiliates, Borrower and the Premises (including the Golf Course) in any press release, advertisement or other promotional materials.

        3.13    Jurisdiction.    Mortgagee irrevocably and unconditionally: (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Mortgage may, and to the extent permitted by the courts of the State of Florida shall be brought in the courts of record of the State of South Carolina in Richland County or the United States District Court for the District of South Carolina, Columbia Division s(b) consents to the jurisdiction of each such court and any such suit, action or proceedings; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; (d) agrees that service of any court paper may be effected in such manner(s) as may be provided under applicable laws or court rules in the State of South Carolina.

        3.14    Waiver of Appraisal Rights.    The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction.

        3.15    WAIVER.    THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.

        IN WITNESS WHEREOF, Mortgagor has executed this Mortgage under seal, as of the day and year first above written.

GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership
/s/ NIKI P. WOOVIS Print Name: Niki P. Woovis	By:	GTA GP, Inc., a Maryland corporation, its General Partner
/s/ MATTHEW J. NORTON Print Name:	By:	/s/ W. BRADLEY BLAIR, II W. Bradley Blair, II President
Address:	c/o Golf Trust of America 14 N. Adger's Wharf Charleston, SC 29401

STATE OF South Carolina
COUNTY OF Charleston

        The foregoing instrument was acknowledged before me this 18th day of March, 2004, by W. Bradley Blair, II, as President of GTA GP, Inc., a Maryland corporation, general partner of Golf Trust of America, L.P., a Delaware limited partnership, on behalf of the corporation and limited partnership. He is personally known to me or has produced            as identification.

/s/ NIKI P. WOOVIS NOTARY PUBLIC
Name:	Niki P. Woovis
My Commission Expires: November 6, 2010

EXHIBIT "A"
Legal Description

EXHIBIT "B"
Collateral

1.
All construction materials, vaults, gas, electric and other utility fixtures, radiators, heaters, engines, machinery, boilers, ranges, elevators, plumbing and heating fixtures, draperies, carpeting and other floor coverings, fire extinguishers and any other safety equipment, washers, dryers, water heaters, water fountains, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, office equipment, office machines, office furnishings, snack bar equipment, furnishings, fixtures, inventory and supplies, pro shop equipment furnishings, fixtures, inventory and supplies, golf equipment, inventory and supplies, golf clubs, golf carts, landscaping equipment, tools and supplies, sprinkler and irrigation systems, facilities and equipment, valves, rotors, computer and other control systems, window screens, awnings and storm sashes, which are or shall be attached to the Improvements and all other furnishings, furniture, goods which are or are to become fixtures, machinery, equipment, inventory, supplies, appliances and tangible personal property of every kind and nature whatsoever now or hereafter owned by Mortgagor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Premises, and all attachments, additions, improvements, after-acquired property, renewals, proceeds and replacements of any of the foregoing and all the right, title and interest of Mortgagor in any of the foregoing property which is subject to or covered by any conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Mortgagor or on behalf of Mortgagor, all of which are hereby declared and shall be deemed to be fixtures and accessions to the freehold and a part of the Premises as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Mortgage;

2.
Business interruption insurance against loss of income arising out of damage or destruction by fire, lightning, hurricane, tornado, wind damage, vandalism, malicious mischief, and such other hazards as are presently included in so-called "all risk extended coverage," naming the Mortgagee as a loss payable party, with a deductible acceptable to the Mortgagee in its sole discretion and in an amount of coverage not less than $250,000.00 per golf course;

3.
Tees and greens insurance in the aggregate amount of One Hundred Thousand Dollars ($100,000.00) on each Property, naming Mortgagee as loss payee and otherwise in form and content acceptable to Mortgagee;

4.
All now owned or hereafter acquired easements, rights-of-way, strips, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to the Premises or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, and the reversions, remainders, rents, issues, profits, revenues, deposit accounts, contract rights and general intangibles (and all Accounts, Equipment, General Intangibles and Inventory as those terms are defined in Article 9 of the Uniform Commercial Code as enacted in the State of South Carolina of or arising from the Premises (including without limitation all payments under room occupancy agreements, all leases or tenancies, proceeds of insurance, prepaid insurance premiums, condemnation payments, golf club initiation fees and deposits, membership transfer fees, greens fees, golf cart fees, membership fees, membership dues, and accounts receivable arising from the use or operation of each pro shop, snack bar restaurant and bar located on or about the Land and all other payments received or due from members or other users of the facilities located on the Land). Membership agreements and contracts, plans and specifications, licenses, causes of action, claims, condemnation proceeds, profits, concessions, fees, lease guaranties, utility contracts, maintenance contracts and agreements, management contracts and agreements, service contracts, negotiable instruments, letters of credit, policies and proceeds of insurance, cash, bank accounts, escrow funds and accounts, construction funds and refunds of taxes or insurance premiums, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of

  Mortgagor of, in and to the same. Mortgagor and Mortgagee hereby agreeing that any and all payments described in this parenthetical clause are "proceeds, product, offsprings, rents or profits" ("Rents") for purposes of § 552(b) of the United States Bankruptcy Code, as amended (the "Bankruptcy Code").

5.
Any and all leases, subleases, rental agreements, occupancy agreements, licenses, concessions, entry fees, other agreements which grant a possessory interest in all or any part of the Premises, together with all rents, issues, profits, revenues, proceeds, awards, accounts, security deposits and other benefits now or hereafter arising from the use and enjoyment of the Premises or any part thereof. Mortgagor and Mortgagee hereby agreeing that any and all payments described in this parenthetical clause are Rents for purposes of § 552(b)of the Bankruptcy Code.

6.
All of Mortgagor's right, title and interest in and to all water rights, riparian rights, irrigation rights, appropriative rights, water allocations, water stock and licenses and permits relating to water use attributable to or arising in connection with the land and all minerals, oil, gas and other hydrocarbons located in or beneath the Land, along with all rights to surface and subsurface entry, including, without limitation, all that certain consumptive use permits issued by water management districts or other governmental agencies attached hereto and made a part hereof, and all of Mortgagor's right, title and interest in and to any and all licenses and permits pertaining to the use of reclaimed wastewater on the land and all development rights or credits, oil, gas and mineral rights and all rights applicable or appurtenant to the Land.

7.
All of Mortgagor's right, title and interest in and to all trade names, trademarks, service marks, logos, copyrights and goodwill related thereto which in any way now or hereafter belong, relate or appertain to the Land or the Improvements or any part thereof, or are now or hereafter acquired by Mortgagor, including, without limitation, the use of the names,"Woodcreek" and "Wildewood" and all other name(s) used in connection with the Land or the Improvements;

8.
Any and all present and future attachments, accessions, replacements, additions, products and proceeds of any of the property listed in subparagraphs (1) through (5) above.

9.
All of the water, sanitary and storm sewer systems now or hereafter owned by the Mortgagor which are now or hereafter located by, over, and/or upon the Land or any part and parcel thereof, and which water systems include all water mains, service laterals, hydrants, valves and appurtenances, and which sewer systems include all sanitary sewer lines, including mains, laterals, manholes and appurtenances.

10.
All paving for streets, roads, walkways or entrance ways now or hereafter owned by the Mortgagor and which are now or hereafter located on the Land or any part or parcel thereof.

11.
All of the Mortgagor's right, title and interest as seller in and to all agreements for the sale of the Land, or any part thereof, heretofore made and entered into, and in and to all sale agreements hereafter made and entered into, by or on behalf of the Mortgagor, together with all deposits and payments in connection therewith, together with any and all receivables now or hereafter due the Mortgagor with respect to such agreements.

12.
Any and all awards or payments, including interest thereon, and the right to receive the same, as a result of: (a) the exercise of the right of eminent domain; (b) the alteration of the grade of any street; or (c) any other injury to, taking of, or decrease in the value of the Land or personal property.

13.
All of the right, title and interest of the Mortgagor in and to all unearned premiums accrued, accruing or to accrue under any and all insurance policies now or hereafter provided pursuant to the terms of insurance agreements, and all proceeds of sums payable for the loss of or damage to: (a) the Land or personal property; or (b) rents, revenues, income, profits or proceeds from service agreements or contracts, leases, franchises, concessions or licenses of or on any part of the Land.

14.
All of the Mortgagor's interest in all utility security deposits or bonds on the Land or any part or parcel thereof.

15.
All licenses, liquor licenses, permits, approvals, certificates and agreements with or from all boards, agencies, departments, governmental or otherwise, relating directly or indirectly to the ownership, use, operation and maintenance of the Premises, or the use, construction or development of the Improvements on the Land, whether heretofore or hereafter issued or executed, including but not limited to those specifically set forth in and attached to that certain Certificate of Borrower and Guarantor dated of even date herewith.

16.
All contracts, subcontracts, agreements, service agreements, warranties and purchase orders which heretofore or hereinafter executed by or on behalf of the Mortgagor, or heretofore or hereinafter assigned to the Mortgagor, in connection with the use, operation and maintenance of the Premises, or the use or construction of development improvements on the Land.

17.
All rights of the Mortgagor in and to all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Improvements or any construction on the Land;

18.
All instruments, documents, chattel papers and general intangibles relating to or arising from the foregoing collateral and all cash and noncash proceeds and products thereof;

19.
All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Premises as a result of tax certiorari or any applications or proceedings for reduction; all revenues received by Mortgagor from the ownership and operation of the Premises, regardless of what such revenues may be called, including without limitation, all proceeds, products, offspring, sales or profits of the Premises.

EXHIBIT "C"
Insurance Requirements

1.
Insurance against loss or damage by fire, lightning, hurricane, tornado, wind damage, vandalism and malicious mischief, such other hazards as are presently included in so-called "all risk extended coverage" insurance policies, and insuring against such other insurable hazards as, under good insurance practices, from time to time are insured against for properties of similar character and location; the amount of the foregoing insurance shall not be less than the full replacement value of the Premises including the Improvements and personal property thereon; and said policies of insurance shall provide for a deductible acceptable to Mortgagee, breach of warranty coverage, and loss payee, mortgagee and replacement cost endorsements satisfactory to Mortgagee;

2.
Business interruption insurance against loss of income arising out of damage or destruction by fire, lightning, hurricane, tornado, wind damage, vandalism, malicious mischief, and such other hazards as are presently included in so-called "all risk extended coverage," naming the Mortgagee as a loss payable party, with a deductible acceptable to the Mortgagee in its sole discretion and in an amount of coverage not less than $250,000.00 per golf course;

3.
Tees and greens insurance in the aggregate amount of One Hundred Thousand and 00/100 Dollars ($100,000.00) per Property, naming Mortgagee as loss payee and otherwise in form and content acceptable to Mortgagee;

4.
Comprehensive general liability insurance, including bodily injury, death and property damage liability, death and property damage liability, insurance against any and all claims, including all legal liability to the extent insurable and imposed upon Mortgagee and all court costs and attorneys fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Premises in an amount not less than Two Million Dollars ($2,000,000.00) on a combined single limit basis (on which the Mortgagee shall be named as an additional insured;

5.
Flood insurance (if the Premises are or become located in an area which is considered a flood risk by the U.S. Department of Housing and Urban Development) in an amount equal to or greater than the lesser of (a) the principal balance of the Note, or (b) the maximum limit of coverage available for the Premises under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be added; [The insurance coverage required pursuant to this Exhibit "C" may be effected under a blanket policy or policies covering the Premises and other properties and assets not constituting a part of the Collateral; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the premises, and any sublimit in such blanket policy applicable to the Property, and shall in any case comply in all other respects with the requirements of this Exhibit "C".

6.
During the period in which construction of a clubhouse or other improvements at the Premises is ongoing, builder's risk and workers' compensation insurance in form, content and amount acceptable to Mortgagee; and

7.
Such other insurance on the Premises or any replacements or substitutions therefor in such amounts as may from time to time be reasonably required by the Mortgagee against other insurable casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of the Improvements, their construction, location, use and occupancy, or any replacements or substitutions therefor.

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MORTGAGE SECURITY AGREEMENT AND FIXTURE FILING
COLLATERAL IS OR INCLUDES FIXTURES
MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING
EXHIBIT "A" Legal Description
EXHIBIT "B" Collateral
EXHIBIT "C" Insurance Requirements